                        ALPS MUTUAL FUNDS SERVICES, INC.
                                 (THE "COMPANY")

                                 CODE OF ETHICS

I.       PURPOSE OF THE CODE OF ETHICS

         This code is based on the principle that, you as an access person of the Company, will conduct your personal investment activities in accordance with:

         - the duty at all times to place the interests of each Investment Company's shareholders first;

         - the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

         - the fundamental standard that Company personnel should not take inappropriate advantage of their positions.

         In view of the foregoing, the Company has adopted this Code of Ethics (the "Code") to specify a code of conduct for certain types of personal securities transactions which may involve conflicts of interest or an appearance of impropriety and to establish reporting requirements and enforcement procedures.

II.      LEGAL REQUIREMENT

         Pursuant to Rule 17j-1(b) of the Investment Company Act of 1940 (the "Act"), it is unlawful for any Access Person to:

         - employ any device, scheme or artifice to defraud the Investment Company;

         - make any untrue statement of a material fact or fail to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading to the Company;

         - engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Company; or

         - engage in any manipulative practice with respect to any Trust's investment portfolios,

in connection with the purchase or sale (directly or indirectly) by such Access Person of a security "held or to be acquired" by an Investment Company.

III. DEFINITIONS - All definitions shall have the same meaning as explained in Section 2(a) of the Act and are summarized below.

ACCESS PERSON - Any director, officer, general partner, registered person, or employee, of the Underwriter, if in connection with his/her regular functions is in communication or contact with portfolio managers and advisory staff of an Investment Company of the Underwriter or otherwise has access to current information about portfolio transactions for an investment adviser in the course of his/her duties, attends board meetings or visits to the investment advisory location.

BENEFICIAL OWNERSHIP shall have the same meaning as that set forth in Rule 16a-1(a)(2) of the Exchange Act.

CONTROL shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

EXEMPT SECURITY - shall include securities issued by the United States Government, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Act, bankers' acceptances, bank certificates of deposit or commercial paper, shares of registered open-end investment companies, and high quality short-term debt instruments, including repurchase agreements.

EXEMPT TRANSACTIONS shall mean:

         1. Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

         2. Purchases or sales of securities issued by any company included in the Standard & Poor's 500 Stock Index and in an amount less than $10,000.

         3. Purchases which are part of an automatic dividend reinvestment plan.

         4. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

INVESTMENT COMPANY - A company registered as such under the Investment Company Act of 1940 and for which the Underwriter is the principal underwriter.

INVESTMENT PERSONNEL - (a) employees of the Investment Company, its investment adviser, and/or the Underwriter who participate in making investment recommendations to the fund; and (b) persons in a control relationship with the fund or adviser who obtain information about investment recommendations made to the fund.

COVERED SECURITY - shall have the meaning set forth in Section 2(a)(36) of the Act except that it does not include an exempt security.

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SECURITY BEING CONSIDERED FOR PURCHASE OR SALE - when a recommendation to purchase or sell a security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

SECURITY HELD OR TO BE ACQUIRED means: (1) any Covered Security which, within the most recent 15 days: (a) is or has been held by the Investment Company; or
(b) is being or has been considered by the Investment Company, or its investment advisor for purchase by the Investment Company; and (2) any option to purchase or sell, and any security convertible into or exchangeable for a Covered Security that is held or to be acquired by the Investment Company.

UNDERWRITER - means ALPS Mutual Funds Services, Inc.

IV.      POLICIES OF THE COMPANY REGARDING PERSONAL SECURITIES TRANSACTIONS

         GENERAL

         No Access Person of the Company shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1 as set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code.

         SPECIFIC POLICIES

         No Access Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he/she knows or should have known at the time of such purchase or sale:

         -        is being considered for purchase or sale by an Investment
                  Company; or

         -        is being purchased or sold by an Investment Company.

         PRE-APPROVAL OF INVESTMENTS IN IPOS AND LIMITED OFFERINGS

         Investment Personnel must obtain approval from the Investment Company or the Investment Company's investment adviser before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or in a Limited Offering.

V.       REPORTING PROCEDURES

         The Compliance Officer of the Company shall notify each person (annually in January of each year), considered to be an Access Person of the Investment Company and/or an Access Person of an investment adviser of or Principal Underwriter for the Investment Company, that they are subject to the reporting requirements detailed in Sections (a), (b) and (c) below and shall deliver a copy of this Code to such Access Person.

         In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed, every Access Person of the Company and every Access Person of an investment adviser of or principal underwriter for the Company, must report to the Company, investment adviser or Underwriter the following:

         a) INITIAL HOLDINGS REPORTS. Every Access Person must report on Exhibit A, attached hereto, no later than 10 days after becoming an Access Person, the following information:

         - The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

         - The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

         -        The date that the report is submitted by the Access Person.

         b) QUARTERLY TRANSACTION REPORTS. Every Access Person must report on Exhibit B, attached hereto, no later than 10 days after the end of a calendar quarter, the following information with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

         - The date of the transaction, the title, the interest rate and maturity date (if applicable),the number of shares, and the principal amount of each Covered Security involved;

         - The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

         - The price of the Covered Security at which the transaction was effected;

         - The name of the broker, dealer or bank with or through whom the transaction was effected; and

         -        The date that the report is submitted by the Access Person.

         With respect to any account established by the Access Person in which ANY SECURITIES were held during the quarter for the direct or indirect benefit of the Access Person, each Access Person must report on Exhibit C, attached hereto, no later than 10 days after the end of a Calendar quarter the following information:

         - The name of the broker, dealer or bank with whom the Access Person established the account;

         -        The date the account was established; and

         -        The date that the report is submitted by the Access Person.

         c) ANNUAL HOLDINGS REPORTS. Every Access Person must report on Exhibit D, attached hereto, annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted):

         - The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;

         - The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

         -        The date that the report is submitted by the Access Person.

VI.      REVIEW OF REPORTS

         The Compliance Officer of the Company shall be responsible for reviewing the reports received, maintain a record of the names of the persons responsible for reviewing these reports, and as appropriate, compare the reports with this Code, and report to the Company's senior management:

         - any transaction that appears to evidence a possible violation of this Code; and

         - apparent violations of the reporting requirements stated herein.

         Senior management shall review the reports made to them hereunder and shall determine whether the policies established in Sections IV and V of this Code have been violated, and what sanctions, if any, should be imposed on the violator. Sanctions include but are not limited to a letter of censure, suspension or termination of the employment of the violator or termination of the violator's license with the Underwriter, or the unwinding of the transaction and the disgorgement of any profits.

         Senior management and the board of directors of the Company shall review the operation of this Code at least annually. All material violations of this Code and any sanctions imposed with respect thereto shall periodically be reported to the board of trustees of the Investment Company with respect to the securities of that investment company.

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VII.     CERTIFICATION

         Each Access Person will be required to certify annually that they have read and understood the provisions of this Code and will abide by them. Each Access Person will further certify that they have disclosed or reported all personal securities transactions required to be reported under the Code. A form of such certification is attached hereto as Exhibit E.

         Before the Board of Directors may approve the code of ethics, the Investment Company must certify to the Board that they have adopted procedures reasonably necessary to prevent Access Persons from violating their codes. Such certification shall be submitted to the Board of Directors at least annually thereafter.








Sources:

         Section 17j-1 (as amended) of the Investment Company Act of 1940 (the "Act");

         Section 16 (as amended) of the Securities Exchange Act of 1934 (the "Exchange Act");

         The "Report of the Advisory Group on Personal Investing" issued by the Investment Company Institute on May 9, 1994; and,

         The Securities and Exchange Commission's September 1994 Report on "Personal Investment Activities of Investment Company Personnel."









DATED:        MAY, 1994
REVISED:      MARCH 1, 2000

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                                                                       Exhibit A

                        ALPS MUTUAL FUNDS SERVICES, INC.

                             INITIAL HOLDINGS REPORT

To the Compliance Officer of ALPS Mutual Funds Services, Inc.:

At the time I became an Access Person, I had the following Covered Securities holdings, which are required to be reported pursuant to the ALPS Mutual Funds Services, Inc. Code of Ethics. I understand that this information must be reported no later than ten (10) days after I became an Access Person.

                                          No. of Shares and Principal Dollar     Broker/Dealer or Bank through whom
               Security                                 Amount                                Effected
---------------------------------------- -------------------------------------- --------------------------------------














This report: (i) excludes transactions with respect to which I had no direct or indirect influence or control; (ii) excludes other transactions not required to be reported; and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:             ___________________________________

Signature:        ___________________________________

Print Name:       ___________________________________

                                                                       Exhibit B

                        ALPS MUTUAL FUNDS SERVICES, INC.

                          SECURITIES TRANSACTION REPORT

                  For the Calendar Quarter Ended March 31, 2000

To the Compliance Officer of ALPS Mutual Funds Services, Inc.:

During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the ALPS Mutual Funds Services, Inc. Code of Ethics. I understand that this information must be reported no later than April 10, 2000.

                                                                                   Price of
                                                                                   Covered
                                 Interest Rate      No. of                       Security at
                                 and Maturity     Shares and                        which         Broker/Dealer or
                   Date of         Date (if       Principal       Nature of      Transaction     Bank through whom
   Security      Transaction      applicable)       Amount       Transaction     was effected         Effected
---------------------------------------------------------------------------------------------------------------------










This report: (i) excludes transactions with respect to which I had no direct or indirect influence or control; (ii) excludes other transactions not required to be reported; and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:             ___________________________________

Signature:        ___________________________________

Print Name:       ___________________________________

                                                                       Exhibit C

                        ALPS MUTUAL FUNDS SERVICES, INC.

                          SECURITIES TRANSACTION REPORT

                  For the Calendar Quarter Ended March 31, 2000

To the Compliance Officer of ALPS Mutual Funds Services, Inc.:

During the quarter referred to above, I established a securities account with the following broker/dealer or bank. This information is required to be reported pursuant to the ALPS Mutual Funds Services, Inc. Code of Ethics. This information is reported in addition to the information required on Exhibit B herein. I understand that this information must be reported no later than April 10, 2000.

Broker/Dealer or Bank through whom Account
            was Established                             Date the Account was Established
---------------------------------------------------------------------------------------------











Date:             ___________________________________

Signature:        ___________________________________

Print Name:       ___________________________________

                                                                       Exhibit D

                        ALPS MUTUAL FUNDS SERVICES, INC.

                          SECURITIES TRANSACTION REPORT

       For the following period: September 1, 1999 through August 31, 2000

To the Compliance Officer of ALPS Mutual Funds Services, Inc.:

During the period referred to above, the following transactions were effected in Covered Securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the ALPS Mutual Funds Services, Inc. Code of Ethics. I understand that this information must be reported no later than September 10, 2001.

                                                       Principal Amount of           Broker/Dealer or Bank through
      Security           Number of Shares               Covered Security                     whom Effected
--------------------- ------------------------ ------------------------------------ --------------------------------









This report: (i) excludes transactions with respect to which I had no direct or indirect influence or control; (ii) excludes other transactions not required to be reported; and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:             _________________________________

Signature:        _________________________________

Print Name:       _________________________________

                                                                       Exhibit E

                  INVESTMENT COMPANY NAME ANNUAL CERTIFICATION


The undersigned hereby certifies as follows:

1. I have read and understand the revised ALPS Mutual Funds Services, Inc. Code of Ethics dated March 1, 2000.

2.    I acknowledge that I am subject to the Code of Ethics.

3. Since the date of the last Annual Certification (if any), I have complied and will continue to comply with all requirements under this Code of Ethics. I understand that any violation of the Code of Ethics may lead to sanctions, including dismissal.
























Signature:        _____________________________________

Name (print):     _____________________________________

Date:             _____________________________________